Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (File No. 333-214228), as amended, Form S-3 (File No. 333-203393), as amended, and the Registration Statements on Form S-8 (File Nos. 333-140588, 333-171723, 333-180142 and 333-214229) of Silver Bull Resources, Inc. (the "Company") of our report dated January 18, 2017 relating to the audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended October 31, 2016.

/s/ Smythe LLP
Smythe LLP

Vancouver, Canada
January 18, 2017